Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277140-03 on Form S-3 of our report dated February 13, 2025, relating to the financial statements of PPL Electric Utilities Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Morristown, New Jersey
February 13, 2025